Exhibit 99.1

Helbiz Offers 100k Free Rides in Major Cities Across Italy to Encourage Vaccinations

Partners with Italy’s National Epidemiological Emergency Commission

Rome, April 9, 2021 - Helbiz, a global leader in micro-mobility and the business combination target of GreenVision Acquisition Corp. (Nasdaq: GRNV), today announced it is partnering with the Epidemiological Emergency Commissioning Structure of Italy to offer its support for the ongoing vaccination campaign against the Covid-19 outbreak. As part of this campaign, Helbiz will offer 100,000 free rides on electric bikes and scooters to all those who need to go to the appropriate facilities to receive the vaccine.

Users who live in Bari, Cesena, Latina, Milan, Modena, Naples, Palermo, Parma, Pescara, Pisa, Ravenna, Rome, Turin and Verona will be able to take advantage of two free rides with an electric vehicle to go to the vaccination center and return home. To get started, residents simply need to download the Helbiz app from the App Store, Google Play or Huawei App Gallery and fill out the online form at www.helbiz.com/campagnavaccinale and attach the confirmation of the call for the administration of the vaccine. Within 72 hours, the user will receive a confirmation email that will guarantee free access to the service. This campaign is ongoing until September 30, 2021.

The initiative follows other Corporate Social Responsibility activities aimed at Italian hospitals and all those involved in the front line of the Covid-19 emergency. Since the beginning of the pandemic, Helbiz has been committed to helping the people and the government, continuing its services during the lockdown months of March and April 2020 and offering its electric vehicles to institutions and health personnel who needed to keep moving to carry out their work.

“At this precise moment in history, we have a duty to put our solutions and innovative mobility systems at the service of the community to reduce the health, social and economic impact of Covid-19,” said Matteo Tanzilli, Head of Public Affairs at Helbiz. “Our vehicles offer a practical, fast and safe way for users to get their vaccines, all while social distancing.”

“This initiative by Helbiz is to be applauded,” continued General Domenico Pace, External Relations Advisor to the Commissioners. “The service offered to citizens is undoubtedly useful while being a sustainable transportation alternative. I hope that other entities will decide to commit themselves in a similar way, offering services that support balanced, transparent and sustainable choices.”

For more information. visit http://www.helbiz.com

About Helbiz

Helbiz is a global leader in micro-mobility services. Launched in 2016 and headquartered in New York City, the company operates e-scooters, e-bicycles and e-mopeds in over 30 cities around the world including Washington, D.C., Alexandria, Arlington, Atlanta, Jacksonville, Miami, Milan, Richmond and Rome. Helbiz utilizes a customized, proprietary fleet management platform, artificial intelligence and environmental mapping to optimize operations and business sustainability. Helbiz announced on February 8, 2021 it has entered into a merger agreement with GreenVision Acquisition Corp. (Nasdaq: GRNV) (“GreenVision”) a SPAC, which, upon closing, will result in Helbiz becoming the first micro-mobility company listed on Nasdaq.

About GreenVision Acquisition Corp.

GreenVision Acquisition Corp. is a newly organized special purpose acquisition company formed under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s or GreenVision’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the ability of the Company to meet Nasdaq listing standards following the transaction and in connection with the consummation thereof; (iii) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of the Company or the stockholders of GreenVision or other reasons; (iv) the failure to meet the minimum cash requirements of the Merger Agreement due to GreenVision stockholder redemptions and the failure to obtain replacement financing; (v) the failure to meet projected development and production targets; (vi) costs related to the proposed transaction; (vii) changes in applicable laws or regulations; (viii) the ability of the combined company to meet its financial and strategic goals, due to, among other things, competition, the ability of the combined company to pursue a growth strategy and manage growth profitability; (ix) the possibility that the combined company may be adversely affected by other economic, business, and/or competitive factors; (x) the effect of the COVID-19 pandemic on the Company and GreenVision and their ability to consummate the transaction; and (xi) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the “SEC”) by the Company. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in GreenVision’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020. GreenVision’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to GreenVision and Helbiz and speaks only as of the date on which it is made. GreenVision and Helbiz undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

Additional Information about the Transaction and Where to Find It

In connection with the proposed business combination, GreenVision has filed a preliminary proxy statement with the SEC. Additionally, GreenVision will file other relevant materials with the SEC in connection with the business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. Security holders of GreenVision are urged to read the definitive proxy statement and the other relevant materials when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about the business combination and the parties to the business combination. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release. GreenVision’s stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available as well as other documents filed with the SEC by GreenVision, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: GreenVision Acquisition Corp., One Penn Plaza, 36th Floor, New York, New York 10019.

Participants in Solicitation

GreenVision and its directors and officers may be deemed participants in the solicitation of proxies of GreenVision’s shareholders in connection with the proposed business combination. Helbiz and its officers and directors may also be deemed participants in such solicitation. Security holders may obtain more detailed information regarding the names, affiliations and interests of certain of GreenVision’s executive officers and directors in the solicitation by reading GreenVision’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and the proxy statement and other relevant materials filed with the SEC in connection with the business combination when they become available. Information concerning the interests of GreenVision’s participants in the solicitation, which may, in some cases, be different than those of their stockholders generally, will be set forth in the definitive proxy statement relating to the business combination when it becomes available.

Non-Solicitation

This press release does not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release also does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts

For investor and media inquiries, contact:1

USA

The Blueshirt Group

Gary Dvorchak, CFA

Phone: +1 (323) 240-5796

Email: gary@blueshirtgroup.com

Agent of Change

Marcy Simon

Phone: +1 (917) 833-3392

Email: marcy@agentofchange.com

ITALY

Helbiz Investor Relations

investor.relations@helbiz.com

MY PR

tel. 0039 02 54123452

Giorgio Cattaneo - tel. 335 7053742 email: giorgio.cattaneo@mypr.it

Marcella Vezzoli - tel. 337 1313471 email: marcella.vezzoli@mypr.it

Fabio Micali - tel. 340 8758736 email: fabio.micali@mypr.it

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